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EXHIBIT 10.3      EMPLOYMENT AGREEMENT WITH JAMES B. LAHEY

                                February 14, 2002

James B. Lahey
Technology Visions Group, Inc.
5950 La Place Court, Suite 155
Carlsbad, CA 92008

Re:      Employment Agreement

Dear Mr. Lahey:

         On April 1, 1995, Technology Visions Group, Inc., f/k/a Orbit Technologies, Inc. (the "Company"), entered into an employment agreement with you as President and Chief Operating Officer of the Company. This agreement exists presently and as of December 31, 2001, the Company was indebted to you in the amount of $690,600 for unpaid salary. As such, the Company agrees to convert $75,000 of unpaid salary into common stock at a rate of $.03 per share (2,500,000 shares), which is the current market price for the common stock.

         The Company agrees to promptly register these shares on a Form S-8 under the Securities Act of 1933 at its own expense. This conversion will serve to reduce the amount of debt the Company owes to you by $75,000.

                                                  Sincerely,

                                                  /s/ James B. Lahey
                                                  James B. Lahey
                                                  President

Agreed & Approved:


/s/ James B. Lahey
------------------------
James B. Lahey